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                                                                   EXHIBIT 10.22

                             SECOND AMENDMENT OF THE
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     COGEN TECHNOLOGIES LINDEN VENTURE, L.P.



         THIS SECOND AMENDMENT OF THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF COGEN TECHNOLOGIES LINDEN VENTURE, L.P. (this "Amendment Agreement") is made and entered into as of the 4th day of February, 1999 by and between Cogen Technologies Linden, Ltd., a Texas limited partnership (the "General Partner"), and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but as trustee (in such capacity, the "Owner Trustee") under a Trust Agreement dated as of December 28, 1990 between the Owner Trustee and Linden Owner Partnership, a Delaware partnership. Unless otherwise noted, all defined terms used herein shall have the same meaning given to such terms in the Agreement of Limited Partnership of Cogen Technologies Linden Venture, L.P. dated September 15, 1992 (as heretofore amended, the "Agreement").

                                   WITNESSETH:

         WHEREAS, the General Partner and the Owner Trustee are parties to the Agreement;

         WHEREAS, pursuant to the Agreement, the limited partnership known as Cogen Technologies Linden Venture, L.P. (the "Partnership") was formed pursuant to the Partnership Act; and

         WHEREAS, the General Partner and the Owner Trustee desire to amend the Agreement in order to reflect the termination of the Partnership's obligation to pay certain management fees and to reflect certain other agreements between and among the Partners.

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein, the parties hereto hereby agree as follows:

         1. ARTICLE I of the Agreement shall be amended as follows:

                  (a) The definitions of "Management Fee," "Cost Portion" and "Profit Portion" shall be deleted, and all references to such terms shall be deleted or, where the context requires, such terms shall each be redefined to mean "zero dollars."

                  (b) The following new defined terms shall be added:

                  "Second Amendment" shall mean the Second Amendment of the Agreement of Limited Partnership of Cogen Technologies Linden Venture, L.P., dated as of February 4, 1999.


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                           "Buy-Out Agreements" shall mean that certain
                           Termination Agreement dated as of the date of the Second Amendment, executed by the Partnership and the General Partner and that certain Termination Agreement dated as of the October 25, 1998, executed by H. Fred Levine and Cogen Technologies Capital Company, L.P., copies of which are attached to the Amendment as Exhibits A and B, respectively.

                           "Final Determination" (i) the execution of a final and binding settlement agreement by the Partnership and the taxing authority, (ii) the entering of a final unappealable decision by any court of competent jurisdiction.

                           "Tax Indemnity Distribution Date" shall mean (i) with respect to any Tax Indemnity Event arising out of the transactions contemplated by means the Transaction Agreement among Enron Corp., Enron Capital & Trade Resources Corp., East Coast Power L.L.C., JEDI Camden GP, L.L.C., JEDI Camden LP, L.L.C., JEDI Linden GP, L.L.C., JEDI Linden GP, L.L.C. and RCM Holdings, Inc., Cogen Technologies Camden, Inc., Camden Cogen Technologies Capital Company, L.P., Cogen Technologies Limited Partners Joint Venture, the Partners of Cogen Technologies Limited Partners Joint Venture and the shareholders of McNair Energy Services Corporation, dated October 25, 1998, as amended by Amendment No. 1 dated as of November 6, 1998, as amended by Amendment No. 2 dated as of November 13, 1998 and Amendment No. 3 dated as of February 4, 1999 (the "1999 Transactions"), the earlier of the end of the month during which (a) either the Common Limited Partner or the Preferred Limited Partner is required to pay additional federal income tax as a result of a Final Determination relating to a Tax Indemnity Event, or (b) the following have all occurred (1) the Partnership receives a revenue agent's report or Final Partnership Administrative Adjustments that proposes adjustments that would result in a Tax Indemnity Event, (2) the Partnership exhausts its administrative remedies with the Appeals Division of the Internal Revenue Service with respect to such adjustments, and (3) the Limited Partner receives an opinion of counsel that a Tax Indemnity Event has occurred and additional federal income tax will be owed by such Partner and (ii) with respect to any other Tax Indemnity Event, the earlier of (a) the end of the month during which either the Common Limited Partner or the


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                           Preferred Limited Partner is required to pay
                           additional federal income taxes as a result of a Tax Indemnity Event or (b) the date that the Limited Partner reasonably determines (based on the advice of tax counsel) that a Tax Indemnity Event has occurred and additional federal income taxes will be owed by either the Common Limited Partner or the Preferred Limited Partner.

                           "Linden GP LLC" shall mean JEDI Linden GP, L.L.C., a Delaware limited liability company.

                           "Linden GP, Inc." shall mean JEDI Linden, Inc., a Delaware corporation.

                           (c) The definition of "Capital Account" shall be
                  amended to insert "5.9," after the word "subsections" in the 10th line of clause (ii).

                           (d) The definition of "Distributable Cash" shall be
                  amended to (i) delete ", and the Cost Portion of the Management Fee" from the 17th line of the definition and (ii) delete the second sentence in its entirety.

                           (e) The definition of "Tax Indemnity Event" shall be
                  amended to insert (i) "or its partners" in the second line after the words "General Partner" and before the word "not" and (ii) "(excluding Section 10.1(a) hereof)" in the third line after the word "Agreement" and before the word "that."

         2. The following Section 3.4 shall be added to ARTICLE III of the
Agreement:

                  3.4 Contribution to Fund Buy-Out Agreements. The General Partner shall make Capital Contributions equal to all funds required to be paid by the Partnership pursuant to the Buy-Out Agreements.

         3. Section 4.3(b) of the Agreement shall be amended to delete that portion of the section beginning after the words "Schedules 5 of 7 hereto" on the sixth line of Section 4.3(b).

         4. Section 4.5 of the Agreement shall be amended to delete "or amounts that would otherwise have been paid to the General Partner as the Management Fee," from the sixth and seventh lines of Section 4.5.

         5. Section 4.6 of the Agreement shall be amended to replace the existing provision with the following:

                           Tax Indemnity. (a) Notwithstanding anything else contained herein other than the following sentence, if a Tax Indemnity


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                           Event occurs, then on and after the Tax Indemnity
                           Distribution Date, an amount of Distributable Cash that would otherwise have been distributed to the General Partner under this Article IV for any month shall instead be distributed to the Preferred Limited Partner or the Common Limited Partner, as the case may be, until the balance of the Tax Indemnity Amount equals zero. Notwithstanding the preceding sentence, if the Tax Indemnity Amount is in excess of $5,000,000 and relates solely to the 1999 Transactions, the General Partner may elect the following alternative distribution mechanism. On and after the Tax Indemnity Distribution Date an amount of Distributable Cash that would have otherwise been distributed to the General Partner under this Article IV shall instead be distributed to the Preferred Limited Partner or the Common Limited Partner, as the case may be, until such Limited Partner has received an amount of Distributable Cash pursuant to this subsection 4.6 equal to the amount of net additional taxes (including penalties and interest thereon) payable with respect to such period and all prior periods (such amount compounded at the Implicit Rate from the Tax Indemnity Distribution Date until the date of final distribution) plus the amount of all income taxes payable by such Limited Partner as a result of the allocation of income to such Limited Partner in connection with such distributions (which allocation will take into account all of the elements of the Tax Indemnity Amount, including the calculation of the income taxes payable) and thereafter Schedules 5 and 7 to this Agreement shall be revised to increase the aggregate amounts to be distributed pursuant to subsection 4.3(a) to pay the remaining Tax Indemnity Amount (as adjusted to reflect installment distributions compounded at the Implicit Rate) in monthly installments during the period following the month during which the revisions are calculated and ending on the Flip Date. Such calculation shall take into account the Tax Assumption set forth on Schedule 2 as adjusted to reflect any revisions thereto resulting from the Tax Indemnity Event and all of the elements of the Tax Indemnity Amount, including the calculation of income taxes payable.

                           (b) If a distribution is made to a Limited Partner pursuant to Section 4.6(a) based upon clause (ii) of the definition of "Tax Indemnity Distribution Date" and it is later determined that the Tax Indemnity Event on which the payment was based did


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                           not occur, such Limited Partner shall pay to the
                           General Partner within 30 days of such determination an amount of cash equal to such distribution, plus any interest actually received from the Internal Revenue Service with respect to taxes relating to such Tax Indemnity Event; provided, however, that such payment obligation shall be subject to the terms of the subordination provisions attached hereto as Annex A.

         6. Section 5.2(d) of the Agreement shall be amended to delete that portion of the section beginning after the word "hereof" on the sixth line of
Section 5.2(d).

         7. Section 5.9 of the Agreement shall be amended as follows:

                           (a) The title of said section shall be expanded by
                  adding the words "and Deductions Attributable to Buy-Out" to the end of such title.

                           (b) The existing text of Section 5.9 shall become
                  subparagraph (a) of Section 5.9 and the following provision shall be added as subparagraph (b) of Section 5.9:

                           (b) All deductions attributable to the payments made under the Buy-Out Agreements shall be allocated to the General Partner.

         8. Section 6.4 of the Agreement shall be amended by inserting the words "and the General Partner's Capital Contributions under Section 3.4" after the word "Proceeds" at the end of the parenthetical phrase in the second line of such section.

         9. Section 7.2(c) of the Agreement shall be amended by deleting "1600" in the second line thereof and inserting "1400" in replacement therefor.

         10. Section 7.4 of the Agreement shall be deleted in its entirety.

         11. The proviso in the first sentence of Section 7.10 of the Agreement shall be restated in its entirety as follows:

                  ; provided, that each Partner shall conduct its business in a manner so that the Limited Partner may avoid Public Utility Status as described in subsection 10.5 hereof.

         12. The first sentence of Section 10.1(a) of the Agreement shall be amended to delete clause (i) in its entirety, to delete sub-clause (x) of clause
(ii) and to delete the word "thereafter" at the end thereof.


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         13. Section 12.2 of the Agreement shall be amended (a) to change the street address of General Electric Capital Corporation - TIFC from "1600 Summer Street" to "120 Long Ridge Road," and (b) to restate the address of Cogen Linden or the Partnership as follows:

                  1400 Smith Street, EB 2407
                  Houston, Texas  77002
                  Attention:  Donna Lowry, Compliance Department
                  Telecopy:  (713) 646-4039

         14. Section 14.1(t) of the Agreement shall be amended to insert the words "or its successors or assigns" after the word "Exxon" and before the word "shall" on the first line of Section 14.1(t).

         15. Section 14.1(i) of the Agreement shall be restated in its entirety as follows:

                                    (i) An entity with a net worth of at least
                           $100,000,000 shall fail to own and control, directly or indirectly, a beneficial interest of at least 8.2% in the General Partner; or

         16. Section 14.1 of the Agreement shall be amended to add the following new Section 14.1(w):

                           (w)(1) Linden GP LLC shall fail to perform or observe
                  Section 1.04, 2.01, 2.06, 4.01, 5.03 or 5.04 of its limited liability company agreement; (2) Linden GP Inc. shall fail to perform or observe Article III, IX.2, IX.3 or XII.1 of its Certificate of Incorporation; or (3)(A) Linden GP LLC shall fail to perform or observe any provisions of its limited liability company agreement (other than provisions enumerated in clause (1) above of this paragraph (w)), or (B) Linden GP, Inc. shall fail to perform or observe any provision of its Certificate of Incorporation (other than provisions enumerated in clause (2) above of this paragraph (w)), and in each case in this clause (3) such failure shall continue unremedied for a period of 30 days after written notice thereof by any Limited Partner to Linden GP LLC (in the case of clause (A) above) or Linden GP, Inc. (in the case of clause (B) above) and the General Partner; provided, however, that such 30 day period shall be extended for such period of time (not to exceed 60 days) during which Linden GP LLC or Linden GP, Inc. or the General Partner on behalf of Linden GP LLC or Linden GP, Inc. shall be diligently using its best efforts to cure such default.

         17. The General Partner is hereby authorized to execute and deliver the Buy-Out Agreements on behalf of the Partnership and to make all payments contemplated thereunder in accordance with the terms thereof. The Owner Trustee hereby consents under Section 7.3(a) of the


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Agreement to the management fee termination and the fuel fee termination pursuant to the Buy-Out Agreements.

         18. This Amendment Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

         19. This Amendment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

         20. Except as hereby amended, the Agreement shall remain in full force and effect.

         21. This Amendment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

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         IN WITNESS WHEREOF, this Amendment Agreement has been executed as of the date and year first above written.

                                    COGEN TECHNOLOGIES LINDEN, LTD.

                                    By:    RCM Holdings, Inc.
                                           (formerly Cogen Technologies, Inc.),
                                           a Texas corporation
                                    Its:   General Partner



                                    By:     /s/ RICHARD A. LYDECKER, JR.
                                           -------------------------------------
                                    Name:  Richard A. Lydecker, Jr.
                                    Title: Senior Vice President
                                           and Chief Financial Officer



                                     STATE STREET BANK AND TRUST
                                     COMPANY OF CONNECTICUT,
                                     NATIONAL ASSOCIATION, not in its
                                     individual capacity but as Owner Trustee



                                     By:    /s/ GERALD R. WHEELER
                                           -------------------------------------
                                     Name:      Gerald R. Wheeler
                                           -------------------------------------
                                     Title:     Vice President
                                           -------------------------------------


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